Exhibit 99.1

Investor Relations Contact:
Mike Sullivan (408) 986-7977
mike_sullivan@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2026 RESULTS
•Record quarterly revenue $10.41 billion, up 53 percent year over year
•Quarterly GAAP gross margin 50.4 percent and non-GAAP gross margin 50.6 percent, up 240 basis points and 250 basis points year over year, respectively
•Quarterly GAAP EPS $3.40 and record non-GAAP EPS $4.16, up 43 percent and 92 percent year over year, respectively
•Record annual revenue $34.45 billion, up 21 percent year over year
•Annual GAAP gross margin 50.0 percent and non-GAAP gross margin 50.1 percent, both up 130 basis points year over year
•Record annual GAAP EPS $12.62 and record non-GAAP EPS $12.89, up 46 percent and 37 percent year over year, respectively
•Unveiled the EPIC Center in Silicon Valley and added four new R&D partnerships, bringing our total number of announced EPIC engagements to 15
SANTA CLARA, Calif., Nov. 12, 2026 — Applied Materials, Inc. (NASDAQ: AMAT) today reported results for its fourth quarter and fiscal year ended Oct. 25, 2026.
Fourth Quarter Results
Applied generated record revenue of $10.41 billion. On a GAAP basis, the company reported gross margin of 50.4 percent, record operating income of $3.66 billion or 35.1 percent of revenue, and earnings per share (EPS) of $3.40.
On a non-GAAP basis, the company reported gross margin of 50.6 percent, record operating income of $3.68 billion or 35.3 percent of revenue, and record EPS of $4.16.
The company generated record cash from operations of $3.30 billion and distributed $2.42 billion to shareholders through $2.00 billion in share repurchases and $421 million in dividends.
Fiscal Year Results
Applied generated record revenue of $34.45 billion. On a GAAP basis, the company reported gross margin of 50.0 percent, record operating income of $11.09 billion or 32.2 percent of revenue, and record EPS of $12.62.

Applied Materials, Inc.

On a non-GAAP basis, the company reported gross margin of 50.1 percent, record operating income of $11.42 billion or 33.1 percent of revenue, and record EPS of $12.89.
The company generated record cash from operations of $8.87 billion and distributed $4.75 billion to shareholders through $3.18 billion in share repurchases and $1.57 billion in dividends.
“Applied Materials delivered record results in fiscal 2026, and we are on track to grow our Semiconductor Systems business more than 40 percent in our calendar 2026,” said Gary Dickerson, President and CEO. “AI continues to fuel strong incremental demand for semiconductors and Applied has built the most-enabling portfolio to advance the AI-computing roadmap, putting us in a great position for multi-year revenue and profit growth.”
“With technology leadership in the most critical areas of the wafer fab equipment market, Applied Materials increased fiscal fourth quarter revenue by 53 percent year over year and non-GAAP earnings per share by 92 percent,” said Brice Hill, Senior Vice President and CFO. “We generated record quarterly free cash flow of $2.6 billion and distributed over $2.4 billion to shareholders, including the largest quarterly share buyback in more than eight years.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2026	Q4 FY2025	FY2026	FY2025	Q4 FY2026 vs. Q4 FY2025	FY2026 vs. FY2025
	(In millions, except per share amounts and percentages)
Revenue	$10,409	$6,800	$34,446	$28,368	53%	21%
Gross margin	50.4%	48.0%	50.0%	48.7%	2.4 points	1.3 points
Operating margin	35.1%	25.2%	32.2%	29.2%	9.9 points	3.0 points
Net income	$2,718	$1,897	$10,088	$6,998	43%	44%
Diluted earnings per share	$3.40	$2.38	$12.62	$8.66	43%	46%
Non-GAAP Results
Non-GAAP gross margin	50.6%	48.1%	50.1%	48.8%	2.5 points	1.3 points
Non-GAAP operating margin	35.3%	28.6%	33.1%	30.2%	6.7 points	2.9 points
Non-GAAP net income	$3,321	$1,732	$10,301	$7,607	92%	35%
Non-GAAP diluted EPS	$4.16	$2.17	$12.89	$9.42	92%	37%
Non-GAAP free cash flow	$2,616	$2,043	$6,196	$5,698	28%	9%
A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.
Recent Highlights
EPIC Center
•Unveiled the EPIC Center in Silicon Valley, the world’s largest facility dedicated to collaborative semiconductor process technology and manufacturing equipment R&D. By bringing chipmakers, equipment partners and university researchers into the same building as Applied’s scientists and engineers, EPIC enables parallel rather than sequential development of materials, equipment and process technology, resulting in shorter learning cycles and faster commercialization of the innovations that will power the AI era.
•Announced four new EPIC Center partnerships, bringing the total to 15 announced to date.
•Intel will join EPIC as a founding partner to accelerate development of chipmaking innovations for next-generation transistors, interconnects and advanced packaging technologies. The collaboration will bring together cutting-edge capabilities from Applied’s EPIC Center and Intel’s R&D campus in Hillsboro, Oregon to shorten time-to-market of advanced semiconductor technologies essential to AI computing.
•KIOXIA Corporation will join the EPIC Center as an innovation partner to advance next-generation memory technologies. Applied and KIOXIA will work together at the EPIC Center on advanced memory-cell and structure creation, multi-chip stacking architectures, and new materials engineering approaches designed to increase memory density and performance for the AI era.
•BE Semiconductor Industries N.V. (Besi) will join the EPIC Center as an innovation partner. This is an expansion of Applied’s longstanding strategic partnership with Besi and extends the companies’ co-innovation beyond hybrid bonding into new interconnect architectures and applications supporting the semiconductor industry’s AI-driven scaling roadmap.
•The UCLA Samueli School of Engineering will join the EPIC Center as a research partner. Together with Applied’s scientists and engineers, UCLA researchers will work to solve semiconductor materials and integration challenges with a focus on shortening the time it takes to bring breakthrough research to commercialization.

Applied Materials, Inc.

New Products and Technologies
•Introduced the VeritySEM™ 20 metrology system, a next-generation critical dimension scanning electron microscope (CD-SEM). The VeritySEM 20 system is engineered to address the patterning control challenges of high-NA EUV by using advanced eBeam metrology innovations and AI-driven process efficiencies to accurately measure thinner photoresists, support tighter process windows and enable faster recipe creation.
Corporate Initiatives
•Entered into an accelerated share purchase agreement to increase Applied’s investment in Besi to approximately 20 percent of Besi’s outstanding shares. The share purchase would add to Applied’s current investment in Besi, which was initially made in April 2025.
•Hosted an Investor Breakfast Presentation during SEMICON West, where Applied executives presented the company’s longer-term growth expectations and outlined how our leadership in materials engineering positions the company to outperform the wafer fab equipment (WFE) market over the coming years.

Applied Materials, Inc.

Business Outlook
Applied’s total revenue and non-GAAP diluted EPS for the first quarter of fiscal 2027 are expected to be as follows:

	Q1 FY2027
(In millions, except per share amounts)
Total revenue	$11,100	+/-	$500
Non-GAAP diluted EPS	$4.35	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
Fourth Quarter and Fiscal Year Reportable Segment Information
Effective in the first quarter of fiscal 2026, management moved our 200-millimeter equipment business to Semiconductor Systems. The business was previously included in Applied Global Services. Additionally, effective in the first quarter of fiscal 2026, management began fully allocating corporate support costs to our operating segments. Prior-period numbers have been recast to conform to the current-year presentation. Display operating segment financial results are included in the Other category balances below.

Semiconductor Systems	Q4 FY2026	Q4 FY2025	FY2026	FY2025
(in millions, except percentages)
Revenue	$7,996	$4,879	$26,142	$21,441
Foundry and logic	58%	66%	63%	68%
DRAM	33%	28%	30%	26%
Flash memory	9%	6%	7%	6%
Gross margin	55.0%	52.7%	54.9%	53.2%
Operating income	$3,101	$1,430	$9,277	$6,909
Operating margin	38.8%	29.3%	35.5%	32.2%
Non-GAAP Results
Non-GAAP gross margin	55.2%	52.8%	55.0%	53.4%
Non-GAAP operating income	$3,115	$1,442	$9,581	$6,958
Non-GAAP operating margin	39.0%	29.6%	36.6%	32.5%

Applied Global Services	Q4 FY2026	Q4 FY2025	FY2026	FY2025
(in millions, except percentages)
Revenue	$1,896	$1,506	$6,901	$5,742
Gross margin	35.1%	34.1%	35.0%	33.5%
Operating income	$578	$433	$2,039	$1,547
Operating margin	30.5%	28.8%	29.5%	26.9%
Non-GAAP Results
Non-GAAP gross margin	35.1%	34.1%	35.0%	33.5%
Non-GAAP operating income	$578	$434	$2,039	$1,549
Non-GAAP operating margin	30.5%	28.8%	29.5%	27.0%

Other	Q4 FY2026	Q4 FY2025	FY2026	FY2025
(in millions)
Revenue	$517	$415	$1,403	$1,185
Cost of products sold and expenses	(542)	(385)	(1,624)	(1,171)
Restructuring charges	4	(181)	(8)	(181)
Operating income (loss)	$(21)	$(151)	$(229)	$(167)

Applied Materials, Inc.

Calendar Year Information
Applied's calendar 2026 refers to the period beginning with the second quarter of fiscal 2026 through the first quarter of fiscal 2027.
Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including, as applicable, certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; legal settlement charges; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items; and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, the plans and expectations for the EPIC Center, legal matters, our business outlook for the first quarter of fiscal 2027 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; demand for semiconductor chips and electronic devices, including demand related to the development and use of AI technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; global trade issues, changes in trade and export regulations, license requirements, and their interpretation, and our ability to obtain licenses or authorizations on a timely basis, if at all; changes in tariffs, any retaliatory measures, and our ability to mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting us or our suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Revenue	$10,409	$6,800	$34,446	$28,368
Cost of products sold	5,158	3,535	17,227	14,560
Gross profit	5,251	3,265	17,219	13,808
Operating expenses:
Research, development and engineering	1,129	917	4,184	3,570
Marketing and selling	250	212	954	858
General and administrative	218	243	733	910
Legal settlement	—	—	253	—
Restructuring charges	(4)	181	8	181
Total operating expenses	1,593	1,553	6,132	5,519
Income from operations	3,658	1,712	11,087	8,289
Interest expense	68	71	274	269
Interest and other income (expense), net	(513)	626	724	1,251
Income before income taxes	3,077	2,267	11,537	9,271
Provision for income taxes	359	370	1,449	2,273
Net income	$2,718	$1,897	$10,088	$6,998
Earnings per share:
Basic	$3.43	$2.39	$12.71	$8.71
Diluted	$3.40	$2.38	$12.62	$8.66
Weighted average number of shares:
Basic	793	794	793	804
Diluted	798	798	799	808

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 25, 2026	October 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,239	$7,241
Short-term investments	2,100	1,332
Accounts receivable, net	8,998	5,185
Inventories	6,889	5,915
Other current assets	1,913	1,208
Total current assets	27,139	20,881
Long-term investments	4,756	4,327
Property, plant and equipment, net	5,854	4,610
Goodwill	3,875	3,707
Purchased technology and other intangible assets, net	339	226
Deferred income taxes and other assets	3,437	2,548
Total assets	$45,400	$36,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,299	$100
Accounts payable and accrued expenses	6,696	5,333
Contract liabilities	3,585	2,566
Total current liabilities	11,580	7,999
Long-term debt	5,233	6,455
Income taxes payable	1,080	356
Other liabilities	1,401	1,074
Total liabilities	19,294	15,884
Total stockholders’ equity	26,106	20,415
Total liabilities and stockholders’ equity	$45,400	$36,299

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Cash flows from operating activities:
Net income	$2,718	$1,897	$10,088	$6,998
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	158	114	571	435
Restructuring charges	(4)	179	8	179
(Gain) loss and impairments on investments, net	637	(522)	(272)	(792)
Share-based compensation	174	156	719	668
Deferred income taxes	(333)	(313)	(308)	639
Other	9	59	(2)	31
Net change in operating assets and liabilities	(59)	1,258	(1,936)	(200)
Cash provided by operating activities	3,300	2,828	8,868	7,958
Cash flows from investing activities:
Capital expenditures	(684)	(785)	(2,672)	(2,260)
Cash paid for acquisitions, net of cash acquired	4	—	(258)	(29)
Proceeds from asset sale	—	—	6	33
Proceeds from sales and maturities of investments	1,346	1,591	5,931	5,528
Purchases of investments	(1,346)	(945)	(6,839)	(6,054)
Cash used in investing activities	(680)	(139)	(3,832)	(2,782)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	991	—	991
Debt repayments	—	(700)	—	(700)
Proceeds from commercial paper	101	103	500	503
Repayments of commercial paper	(100)	(102)	(500)	(502)
Proceeds from common stock issuances	135	132	266	261
Common stock repurchases	(2,000)	(851)	(3,177)	(4,895)
Tax withholding payments for vested equity awards	(133)	(38)	(570)	(248)
Payments of dividends to stockholders	(421)	(365)	(1,571)	(1,384)
Payments of debt issuance costs	—	(1)	—	(3)
Cash used in financing activities	(2,418)	(831)	(5,052)	(5,977)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	202	1,858	(16)	(801)
Cash, cash equivalents and restricted cash equivalents — beginning of period	7,094	5,454	7,312	8,113
Cash, cash equivalents and restricted cash equivalents — end of period	$7,296	$7,312	$7,296	$7,312

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$7,239	$7,241	$7,239	$7,241
Restricted cash equivalents included in deferred income taxes and other assets	57	71	57	71
Total cash, cash equivalents, and restricted cash equivalents	$7,296	$7,312	$7,296	$7,312

Supplemental cash flow information:
Cash payments for income taxes	$113	$235	$932	$1,504
Cash refunds from income taxes	$13	$11	$35	$90
Cash payments for interest	$54	$68	$246	$239

Applied Materials, Inc.

Additional Information

	Q4 FY2026	Q4 FY2025	FY2026	FY2025
Revenue by Geography (In millions)
United States	$1,320	$655	$4,284	$3,063
% of Total	13%	10%	12%	11%
Europe	$520	$220	$1,571	$962
% of Total	5%	3%	5%	3%
Japan	$619	$448	$2,606	$2,273
% of Total	6%	6%	8%	8%
Korea	$1,811	$1,219	$6,362	$5,608
% of Total	17%	18%	18%	20%
Taiwan	$2,916	$1,834	$8,818	$6,857
% of Total	28%	27%	26%	24%
Southeast Asia	$581	$460	$1,475	$1,076
% of Total	6%	7%	4%	4%
China	$2,642	$1,964	$9,330	$8,529
% of Total	25%	29%	27%	30%

Employees (In thousands)
Regular Full Time	41.5	36.5

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Non-GAAP Gross Profit
GAAP reported gross profit	$5,251	$3,265	$17,219	$13,808
Certain items associated with acquisitions[1]	12	7	36	27
Non-GAAP gross profit	$5,263	$3,272	$17,255	$13,835
Non-GAAP gross margin	50.6%	48.1%	50.1%	48.8%
Non-GAAP Operating Income
GAAP reported operating income	$3,658	$1,712	$11,087	$8,289
Certain items associated with acquisitions[1]	14	11	51	45
Acquisition integration and deal costs	8	2	16	6
Impairment of goodwill	—	41	—	41
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	(4)	181	8	181
Non-GAAP operating income	$3,676	$1,947	$11,415	$8,562
Non-GAAP operating margin	35.3%	28.6%	33.1%	30.2%
Non-GAAP Net Income
GAAP reported net income	$2,718	$1,897	$10,088	$6,998
Certain items associated with acquisitions[1]	14	11	51	45
Acquisition integration and deal costs	8	2	16	6
Impairment of goodwill	—	41	—	41
Legal settlement[2]	—	—	253	—
Restructuring charges[3]	(4)	181	8	181
Realized loss (gain), dividends and impairments on strategic investments, net	(18)	(55)	4	(66)
Unrealized loss (gain) on strategic investments, net	653	(467)	(296)	(755)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	—	23
Loss (gain) on asset sale	—	—	—	(44)
Income tax effect of share-based compensation[4]	4	(1)	—	—
Income tax effects related to intra-entity intangible asset transfers[5]	49	39	145	777
Resolution of prior years’ income tax filings and other tax items[6]	(27)	(7)	(24)	313
Income tax effect of non-GAAP adjustments[7]	(76)	91	56	88
Non-GAAP net income	$3,321	$1,732	$10,301	$7,607

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

3	The restructuring charges related to a workforce reduction plan announced in the fourth quarter of fiscal 2025.

4	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

5	Amount for the twelve months ended October 26, 2025, included changes to the income tax provision of $118 million from amortization of intangibles and a $659 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

6	Amounts for the twelve months ended October 26, 2025 included the impact of the recognition of a $403 million valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

7	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$3.40	$2.38	$12.62	$8.66
Certain items associated with acquisitions	0.02	0.01	0.06	0.05
Acquisition integration and deal costs	0.01	—	0.02	0.01
Impairment of goodwill	—	0.05	—	0.05
Legal settlement	—	—	0.32	—
Restructuring charges	—	0.19	0.01	0.19
Realized loss (gain), dividends and impairments on strategic investments, net	0.02	(0.07)	0.13	(0.08)
Unrealized loss (gain) on strategic investments, net	0.68	(0.43)	(0.42)	(0.80)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	—	0.03
Loss (gain) on asset sale	—	—	—	(0.04)
Income tax effects related to intra-entity intangible asset transfers[1]	0.06	0.05	0.18	0.96
Resolution of prior years’ income tax filings and other tax items[2]	(0.03)	(0.01)	(0.03)	0.39
Non-GAAP earnings per diluted share	$4.16	$2.17	$12.89	$9.42
Weighted average number of diluted shares	798	798	799	808

1	Amount for the twelve months ended October 26, 2025, included changes to the income tax provision of $0.14 per diluted share from amortization of intangibles and $0.82 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

2	Amounts for the twelve months ended October 26, 2025 included a $0.50 per diluted share impact of the recognition of a valuation allowance against deferred tax assets related to corporate alternative minimum tax credits.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Semiconductor Systems Non-GAAP Gross Profit
GAAP reported gross profit	$4,400	$2,569	$14,350	$11,414
Certain items associated with acquisitions[1]	12	7	36	27
Non-GAAP gross profit	$4,412	$2,576	$14,386	$11,441
Non-GAAP gross margin	55.2%	52.8%	55.0%	53.4%
Applied Global Services Non-GAAP Gross Profit
GAAP reported gross profit	$665	$514	$2,413	$1,921
Non-GAAP gross profit	$665	$514	$2,413	$1,921
Non-GAAP gross margin	35.1%	34.1%	35.0%	33.5%
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$3,101	$1,430	$9,277	$6,909
Certain items associated with acquisitions[1]	14	11	51	45
Acquisition integration and deal costs	—	1	—	4
Legal settlement[2]	—	—	253	—
Non-GAAP operating income	$3,115	$1,442	$9,581	$6,958
Non-GAAP operating margin	39.0%	29.6%	36.6%	32.5%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$578	$433	$2,039	$1,547
Acquisition integration and deal costs	—	1	—	2
Non-GAAP operating income	$578	$434	$2,039	$1,549
Non-GAAP operating margin	30.5%	28.8%	29.5%	27.0%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million for settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 25, 2026

GAAP provision for income taxes (a)	$359
Income tax effect of share-based compensation	(4)
Income tax effects related to intra-entity intangible asset transfers	(49)
Resolution of prior years’ income tax filings and other tax items	27
Income tax effect of non-GAAP adjustments	76
Non-GAAP provision for income taxes (b)	$409

GAAP income before income taxes (c)	$3,077
Certain items associated with acquisitions	14
Acquisition integration and deal costs	8
Restructuring charges	(4)
Realized loss (gain), dividends and impairments on strategic investments, net	(18)
Unrealized loss (gain) on strategic investments, net	653
Non-GAAP income before income taxes (d)	$3,730

GAAP effective income tax rate (a/c)	11.7%

Non-GAAP effective income tax rate (b/d)	11.0%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended		Twelve Months Ended
(In millions)	October 25, 2026	October 26, 2025	October 25, 2026	October 26, 2025
Cash provided by operating activities	$3,300	$2,828	$8,868	$7,958
Capital expenditures	(684)	(785)	(2,672)	(2,260)
Non-GAAP free cash flow	$2,616	$2,043	$6,196	$5,698